UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2024

Innovative Food Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-9376	20-1167761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9696 Bonita Beach Rd, Suite 208, Bonita Springs, Florida	34135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2024, by written consent to action, the board of directors (the “Board”) of Innovative Food Holdings, Inc., a Florida corporation (the “Company”) implemented a 2024 incentive program for its executives (the “2024 EIP”). Bill Bennett, the Company’s Chief Executive Officer (“CEO”), Brady Smallwood, the Company’s Chief Operating Officer (“COO”), and Gary Schubert, the Company’s Chief Financial Officer (“CFO”) are eligible to participate in the 2024 EIP.

The target incentives for the CEO, COO, and CFO are $231,750, $82,400, and $60,000, respectively, and each incentive is based seventy percent (70%) on the attainment of Adjusted EBITDA and thirty percent (30%) on the attainment of Professional Chef Revenue. For the purposes of the EIP, Adjusted EBITDA refers to the Company’s Earnings before Interest, Tax, Depreciation, and Amortization adjusted by adding back executive incentive payout and growth-related expenses and other non-recurring expenses consistent with Adjusted EBITDA (Non-GAAP) reported to investors; examples of non-recurring expenses include, but are not limited to, organizational restructuring, legal fees, lawsuit settlements, capital restructuring, and discontinued operations. Additionally, Professional Chef Revenue refers to the Company’s total revenue less e-commerce, warehouse, and logistics services revenues. The Compensation Committee of the Board has discretion to adjust in good faith the EIP’s thresholds, targets, and maximums, as well as the definitions of Adjusted EBITDA and Professional Chef Revenue in the event of mergers, acquisitions, or extraordinary events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: April 30, 2024
By: /s/ Robert William Bennett Robert William Bennett
Chief Executive Officer and Director (Principal Executive Officer)